Exhibit 1.1
EXECUTION COPY
GENERAL CABLE CORPORATION
(a Delaware corporation)
Senior Convertible Notes due 2013
PURCHASE AGREEMENT
Dated: November 9, 2006

GENERAL CABLE CORPORATION
(a Delaware corporation)
$315,000,000
Senior Convertible Notes due 2013
PURCHASE AGREEMENT
November 9, 2006
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                       Incorporated
Credit Suisse Securities (USA) LLC
     as Representatives of the several Underwriters
c/o Merrill Lynch & Co.
         Merrill Lynch, Pierce, Fenner & Smith
                                  Incorporated
4 World Financial Center
New York, New York 10080
Ladies and Gentlemen:
     GENERAL CABLE CORPORATION, a Delaware corporation (the “Company”), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Credit Suisse Securities (USA) LLC (“Credit Suisse”), and each of the Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and Credit Suisse are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $315,000,000 aggregate principal amount of the Company’s Senior Convertible Notes due 2013 (the “Convertible Notes”), and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of an additional $40,000,000 principal amount of Convertible Notes to cover overallotments, if any. The aforesaid initial $315,000,000 principal amount of Convertible Notes (the “Initial Notes”) to be purchased by the Underwriters and all or any part of the $40,000,000 principal amount of Convertible Notes subject to the option described in Section 2(b) hereof (the “Option Notes” and together with the Initial Notes, the “Notes”) are to be issued pursuant to an indenture dated as of November 15, 2006 (the “Indenture”) between the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”).
     The Notes are convertible into shares of common stock, par value $.01 per share, of the Company (the “Common Stock”) in accordance with the terms, and subject to the conditions, of the Notes and the Indenture, at the initial conversion rate specified in Schedule B hereto.
     The payment of principal, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally, by the guarantors listed on Schedule C hereto (collectively, the “Guarantors”), pursuant to their guarantees (the “Guarantees”). The

Initial Notes and the Guarantees attached thereto are herein collectively referred to as the “Initial Securities,” and the Option Notes and the Guarantees attached thereto are herein collectively referred to as the “Option Securities.” The Initial Securities and the Option Securities are herein collectively referred to as the “Securities.”
     The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem(s) advisable after this Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”).
     The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-138511), including the related preliminary prospectus or prospectuses, which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement covers the registration of the Securities under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the 1933 Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of the Securities that omitted Rule 430B Information is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement and any preliminary prospectuses that form a part thereof, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).
     All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”) which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.
     SECTION 1. Representations and Warranties.
     (a) Representations and Warranties by the Company and the Guarantors. The Company and the Guarantors represent and warrant to each Underwriter as of the date hereof, the Applicable Time referred to in Section 1(a)(ii) hereof and as of the Closing Time referred to in Section 2(c) hereof, and agrees with each Underwriter, as follows:
     (i) Status as a Well-Known Seasoned Issuer. (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement” pursuant to Rule 415(a)(1)(x). The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.
     At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.
     (ii) Registration Statement, Prospectus and Disclosure at Time of Sale. The Original Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”) on November 8, 2006, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.
     Any offer that is a written communication relating to the Securities made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.
     At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the Closing Time, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was first used and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time (as defined below) and, the Statutory Prospectus (as defined below) and the information to be included in the Final Term Sheet (as defined in Section 3(b)) that is included on Schedule B hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     As of the time of the filing of the Final Term Sheet, the General Disclosure Package, when considered together with the Final Term Sheet, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     As used in this subsection and elsewhere in this Agreement:
     “Applicable Time” means 6:30 pm (Eastern time) on November 9, 2006 or such other time as agreed by the Company and the Representatives.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
     “Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule E hereto.
     “Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
     “Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.
     Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies Merrill Lynch as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.
     The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use therein.
     (iii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and, when read together with the other information in the Prospectus, (a) at the time the Original Registration Statement became effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Securities in this offering, which shall be the Applicable Time, and (c) at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     (iv) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.
     (v) Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K of the 1933 Act Regulations, to the extent applicable.
     (vi) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except as to dividends or distributions paid with respect to, and redemptions and conversions of, the Company’s 5.75% Series A Redeemable Convertible Preferred Stock (the “Preferred Stock”) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
     (vii) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.
     (viii) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Subsidiary” and, collectively, the “Subsidiaries”) and each Guarantor has been duly organized and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, has corporate (or similar organizational) power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation or entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect; other than liens, pledges and encumbrances under the Company’s or any subsidiary’s secured credit facilities and except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only Subsidiaries of the Company are (a) the Subsidiaries listed on Schedule D hereto and (b) certain other subsidiaries which, considered in the aggregate as a single Subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.
     (ix) Capitalization. The authorized, issued and outstanding capital stock of the Company as of September 29, 2006 is as set forth in the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

     (x) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
     (xi) Authorization of the Indenture. The Indenture has been duly authorized by the Company and each of the Guarantors and duly qualified under the 1939 Act and, when duly executed and delivered by the Company, each of the Guarantors and the Trustee, will constitute a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
     (xii) Authorization of the Securities. (a) The Notes have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture; and (b) the Guarantees have been duly authorized and, at the Closing Time, will have been duly executed by each of the Guarantors and, when issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.
     (xiii) Description of the Securities and the Indenture. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.
     (xiv) Authorization and Description of Common Stock. The Common Stock conforms to all statements relating thereto contained or incorporated by reference in the Prospectus and such description of the Common Stock conforms to the rights set forth in the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof for shares of Common Stock in accordance with the terms of the Securities and the Indenture; the shares of Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion in accordance with the terms of the Securities and the Indenture, will be validly issued and will be fully paid and non-assessable; no holder of such shares will be subject to personal liability by reason of being such a holder; and the issuance of such shares upon such conversion will not be subject to the preemptive or other similar rights of any securityholder of the Company.
     (xv) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of, or in default in, the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) that is included as an exhibit to the documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, which the Company has filed with the Commission, except as disclosed in the General Disclosure Package and Prospectus or for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture and the Securities and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and under the Indenture and the Securities have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.
     (xvi) Absence of Labor Dispute. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, that would, singly or in the aggregate, result in a Material Adverse Effect.
     (xvii) Absence of Proceedings. Other than as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit or proceeding before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement, or which might reasonably be expected to result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

     (xviii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.
     (xix) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or have the right to use on reasonable terms, patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.
     (xx) Absence of Manipulation. Neither the Company nor any Affiliate (as such term is defined in Rule 405 of the 1933 Act (each, an “Affiliate”)) of the Company has taken, nor will the Company or any Affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (xxi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder, the issuance of shares of Common Stock upon conversion of Securities or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Indenture by the Company, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and except for the qualification of the Indenture under the 1939 Act.
     (xxii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

     (xxiii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.
     (xxiv) Investment Company Act. The Company is not, and after giving effect to the issuance of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus, will not be required to register as, an “investment company” under the Investment Company Act of 1940, as amended.
     (xxv) Compliance with Environmental Laws. Except as described in the Registration Statement, General Disclosure Package and Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) to the knowledge of the Company, neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws, and to the knowledge of the Company, are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.
     (xxvi) Insurance. The Company and each of the Subsidiaries maintain insurance covering its properties, operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent which the Company believes to be adequate in accordance with customary industry practice to protect the Company and the subsidiaries and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force as of the Closing Time.

     (xxvii) Statistical and Market-Related Data. Any statistical and market-related data included or incorporated by reference in the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.
     (xxviii) Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, General Disclosure Package, and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
     (xxix) Compliance with the Sarbanes-Oxley Act. Except as disclosed in the Registration Statement, General Disclosure Package and the Prospectus, there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (xxx) Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.
     (b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.
     SECTION 2. Sale and Delivery to Underwriters; Closing.
     (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price of 97.75% of the aggregate principal amount thereof, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Underwriter, plus accrued interest

(if any), plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.
     (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional $40,000,000 principal amount of Securities at the same price set forth in Schedule B for the Initial Securities, plus accrued interest, if any, from the Closing Date to the Date of Delivery (as defined below). The option hereby granted will expire 13 days after the date hereof and may be exercised in whole or in part from time to time (but not more than two (2) times without the written consent of the Company) only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon written notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the aggregate principal amount of Option Securities then being purchased which the principal amount of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the aggregate principal amount of Initial Securities.
     (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the third business day (or the fourth business day, if the Applicable Time occurs after 4:30 P.M. (Eastern time)) after the date hereof (unless postponed in accordance with the provisions of Section 10 hereto), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).
     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.
     (d) Denominations; Registration. Certificates for the Securities shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time. The Securities, which may be in temporary form, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.
     (e) Appointment of Qualified Independent Underwriter. The Company hereby confirms its engagement without compensation of Credit Suisse as, and Credit Suisse hereby confirms its agreement with the Company to render services as, a “qualified independent underwriter” within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. with respect to the offering and sale of the Securities. Credit Suisse, solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the “Independent Underwriter”.

     SECTION 3. Covenants of the Company. The Company and each Guarantor covenant with each Underwriter as follows:
     (a) Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456 and otherwise in accordance with Rules 456 and 457(r) of the 1933 Act Regulations.
     (b) Filing of Amendments and Exchange Act Documents; Preparation of Final Term Sheet. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Securities or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object. The Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Securities as set forth on Schedule B hereof, in form and substance satisfactory to the Representatives, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business two business days after the date hereof; provided that the Company shall furnish the Representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall reasonably object.
     (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Original

Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Original Registration Statement and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Company will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities) and the Company will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
     (f) Blue Sky Qualifications. If necessary, the Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities and the shares of Common Stock issuable upon conversion of Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Underwriters may reasonably request.
     (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
     (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”
     (i) Listing. The Company will use its best efforts to effect the listing of the Common Stock issuable upon conversion of the Securities on the New York Stock Exchange, subject to official notice of issuance.
     (j) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any debt securities of the Company.
     (k) Restriction on Sale of Common Stock. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold hereunder, or to the following:
     (1) any transaction involving, including any repurchase, redemption or conversion of, the Notes;
     (2) any transaction involving any repurchase, redemption or conversion of the Preferred Stock;
     (3) the exercise by executive officers and directors of the Company of outstanding options, warrants or other rights to purchase Common Stock, up to in the aggregate 500,000 shares of Common Stock, and the sale by such persons of the shares of such Common Stock;
     (4) the issuance by the Company to its employees or directors of options, warrants or other rights to purchase Common Stock or other equity awards in shares of Common Stock under any of the Company’s equity incentive or compensation plans;

     (5) transactions in Common Stock by executive officers and directors of the Company effected under any of the Company’s retirement, savings, deferred compensation or excess benefit plans;
     (6) the acquisition of Common Stock by directors of the Company, either through (A) the deferral of retainer fees paid or payable to such directors pursuant to the Company’s stated director compensation policies and procedures, or (B) payments to such directors in shares of Common Stock from any of the Company’s deferred compensation plans, which payments arose from previously deferred director retainer fees;
     (7) the purchase by the Company of call options, and the sale by the Company of warrants, each in connection with convertible note hedge transactions entered into in connection with the sale of the Securities, and any transactions in the Company’s securities contemplated by such call options or warrants;
     (8) the vesting of shares of Common Stock pursuant to awards of restricted stock that were outstanding on the date of this Agreement, including the sale of Common Stock subject to such awards by the recipient of the restricted stock award solely to make estimated income tax payments with respect thereto; and
     (9) any registration statement filed with the SEC (A) on Form S-8 with respect to securities to be issued pursuant to any employee benefit plan (as defined in Rule 405 under the 1933 Act) and (B) on Form S-4 with respect to any business combination or other acquisition of another business.
     (l) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.
     (m) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and each other Underwriter, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission; provided, however, that prior to the preparation of the Final Term Sheet in accordance with Section 3(b), the Underwriters are authorized to use the information with respect to the final terms of the Securities in communications conveying information relating to the offering to investors. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.
     SECTION 4. Payment of Expenses.
     (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among

Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities or the issuance or delivery of the Common Stock issuable upon conversion thereof, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters and the certificates for the Common Stock issuable upon conversion thereof, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) if necessary, the qualification of the Securities and the Common Stock under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (x) any fees payable in connection with the rating of the Securities, (xi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the “NASD”) of the terms of the sale of the Securities, (xii) the fees and expenses incurred in connection with the listing of the Common Stock issuable upon conversion of the Securities on the New York Stock Exchange, (xiii) the fees and expenses of any transfer agent or registrar for the Common Stock, (xiv) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the sixth paragraph of Section 1(a)(ii) and (xv) the fees and expenses, if any, of the Independent Underwriter directly related to its role as such.
     (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.
     SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Guarantors contained in Section 1 hereof or in certificates of any officer of the Company and the Guarantors or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their covenants and other obligations hereunder, and to the following further conditions:
     (a) Effectiveness of Registration Statement; Filing of Prospectus; Payment of Filing Fee. The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456 and otherwise in accordance with Rules 456 and 457(r) of the 1933 Act Regulations.
     (b) Opinion of Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinions, dated as of Closing Time, of (i) Robert J. Siverd, Executive Vice President and General Counsel of the Company, (ii) Blank Rome LLP, special counsel for the Company, and (iii) Fennemore Craig, P.C., special Arizona counsel for the Company and a Guarantor, in form and substance satisfactory to counsel for the Underwriters to the effect set forth in Exhibits A-1, A-2, and A-3, respectively, hereto and to such further effect as counsel to the Underwriters may reasonably request. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.
     (c) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Shearman & Sterling LLP, counsel for the Underwriters, in form and substance reasonably satisfactory to the Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.
     (d) Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company, and a President or Vice President of each of the Guarantors, and of the chief financial or chief accounting officer of the Company and the chief financial officer, the chief accounting officer or the treasurer of each of the Guarantors, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.
     (e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.
     (f) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

     (g) Maintenance of Rating. At Closing Time, the Securities shall be rated at least “B2” by Moody’s Investor’s Service Inc. and “B” by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and the Company shall have delivered to the Representatives a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company’s other debt securities by any “nationally recognized statistical rating agency,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Securities or any of the Company’s other debt securities.
     (h) Approval of Listing. At Closing Time, the Common Stock issuable on conversion of the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.
     (i) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule F hereto.
     (j) Conditions to Purchase of Option Securities. In the event that the Representatives exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative(s) shall have received:
     (i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and each Guarantor and of the chief financial or chief accounting officer of the Company and each Guarantor confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.
     (ii) Opinion of Counsel for Company. The favorable opinions, dated as of the Date of Delivery, of (i) Robert J. Siverd, Executive Vice President and General Counsel of the Company, (ii) Blank Rome LLP, special counsel for the Company, and (iii) Fennemore Craig, P.C., special Arizona counsel for the Company and a Guarantor, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.
     (iii) Opinion of Counsel for Representatives. The favorable opinion of Shearman & Sterling LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.
     (iv) Bring-down Comfort Letter. A letter from Deloitte & Touche LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

     (v) No Downgrading. Subsequent to the date of this Agreement, no downgrading shall have occurred in the rating accorded the Securities or of any of the Company’s other securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its ratings of any of the Company’s securities.
     (k) Additional Documents. At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require and have requested of the Company or the Underwriters, for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.
     (l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Representatives to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.
     SECTION 6. Indemnification.
     (a) Indemnification of Underwriters. (1) The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Underwriter, its Affiliates, its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;
     (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).
     (2) In addition to and without limitation of the Company’s obligation to indemnify Credit Suisse as an Underwriter, the Company also agrees to indemnify and hold harmless the Independent Underwriter, its Affiliates and selling agents and each person, if any, who controls the Independent Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, incurred as a result of the Independent Underwriter’s participation as a “qualified independent underwriter” within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. in connection with the offering of the Securities.
     (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, each Guarantor, their respective directors, each officer of the Company or any Guarantor who signed the Registration Statement, and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use therein.
     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company; provided, that, if indemnity is sought pursuant to Section 6(a)(2), then, in addition to the fees and expenses of such counsel for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one counsel (in addition to any local counsel) separate from its own counsel and that of the other indemnified parties for the Independent Underwriter in its capacity as a “qualified independent underwriter” and all persons, if any, who control the Independent Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of 1934 Act in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances if, in the reasonable judgment of the Independent Underwriter, there may exist a conflict of interest between the Independent Underwriter and the other indemnified parties. Any such separate counsel for the Independent Underwriter and such control persons of the Independent Underwriter shall be designated in writing by the Independent Underwriter. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a) (ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
     SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
     The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Guarantors and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.
     The relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that Credit Suisse will not receive any additional benefits hereunder for serving as the Independent Underwriter in connection with the offering and sale of the Securities.
     The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company or any Guarantor, each officer of the Company or any Guarantor who signed the Registration Statement, and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Guarantors. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.
     SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, any of its subsidiaries, or the Guarantors submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company or the Guarantors, and (ii) delivery of and payment for the Securities.
     SECTION 9. Termination of Agreement.
     (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company or the Guarantors has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.
     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.
     SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:
     (a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or
     (b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.
     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.
     In the event of any such default which does not result in a termination of this Agreement, either the Representatives or, in the case of a Date of Delivery that is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Underwriters or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.
     SECTION 11. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby,

the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.
     SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, North Tower, Floor 28, New York, New York 10080, attention of Geoff Blythe, and Credit Suisse Securities (USA) LLC, 11 Madison Ave, 19th Floor, New York, NY 10010, attention of IBD Legal Group, Fax No: (212) 325-4296; and notices to the Company shall be directed to it at General Cable Corporation, 4 Tesseneer Drive, Highland Heights, KY 41076, attention of Chief Financial Officer.
     SECTION 13. No Advisory or Fiduciary Relationship. The Company and each Guarantor acknowledge and agree that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or the Guarantors or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any Guarantors with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Guarantor on other matters) and no Underwriter has any obligation to the Company or any Guarantor with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantors, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
     SECTION 14. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.
     SECTION 15. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company, and the Guarantors and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Guarantors and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Guarantors and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
     SECTION 16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     SECTION 17. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
     SECTION 18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     SECTION 19. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, the Company, and the Guarantors in accordance with its terms.

Very truly yours, GENERAL CABLE CORPORATION
By	/s/ Robert J. Siverd
	Name:	Robert J. Siverd
	Title:	Executive Vice President, General Counsel and Secretary

GENCA CORPORATION
GENERAL CABLE INDUSTRIES, INC.
GENERAL CABLE INDUSTRIES LLC
GENERAL CABLE MANAGEMENT LLC
GENERAL CABLE OVERSEAS HOLDINGS, INC.
GENERAL CABLE TECHNOLOGIES CORPORATION
GENERAL CABLE TEXAS OPERATIONS L.P.
GK TECHNOLOGIES, INCORPORATED
DIVERSIFIED CONTRACTORS, INC.
MARATHON MANUFACTURING HOLDINGS, INC.
MARATHON STEEL COMPANY
MLTC COMPANY

By	/s/ Robert J. Siverd
	Name:	Robert J. Siverd
	Title:	Executive Vice President, General Counsel and Secretary

CONFIRMED AND ACCEPTED,
     as of the date first above written:
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                    INCORPORATED
CREDIT SUISSE SECURITIES (USA) LLC

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By	/s/ Geoffrey Blythe
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Principal
Amount of
Name of Underwriter	Securities

Merrill Lynch, Pierce, Fenner & Smith Incorporated	$110,250,000
Credit Suisse Securities (USA) LLC	$110,250,000
Banc of America Securities LLC	$31,500,000
UBS Investment Bank LLC	$31,500,000
Wachovia Capital Markets, LLC	$31,500,000

Total	$315,000,000

1

SCHEDULE B
~ $315,000,000 0.875% Senior Convertible Notes Due 2013 ~
General Cable Corporation
(BGC/NYSE)
Gross Proceeds: $315,000,000
Over-allotment Option: $40,000,000
Issuer: General Cable Corporation
Ticker/Exchange: BGC/NYSE
Net Proceeds: Approximately $306.9 million after deducting the underwriters’ discounts, commissions and offering expenses (or approximately $346.0 million if the underwriters exercise their over-allotment option to purchase additional notes in full).
Use of Proceeds: General Cable intends to use (1) approximately $61.4 million of the net proceeds from this offering to repay outstanding amounts of principal and interest under its senior secured credit facility; and (2) an estimated $39.1 million to fund the net cost of convertible note hedge transactions to be entered into with Merrill Lynch International (an affiliate of Merrill Lynch,
Pierce, Fenner & Smith Incorporated), Credit Suisse International (an affiliate of Credit Suisse
Securities (USA) LLC) and Wachovia Bank, National Association (an affiliate of Wachovia Capital
Markets, LLC). The remainder of the net proceeds will be used for general corporate purposes, which may include funding the potential expansion of General Cable’s business in the United States and into foreign countries, and the potential acquisition of other complementary businesses.
Amounts used to repay General Cable’s senior secured credit facility may be reborrowed.
0.875% Senior Convertible Notes Due 2013 Pricing Terms:
Issue Price Per Note: $1,000
Principal Amount per Note: $1,000
Maturity: November 15, 2013
Interest Rate: 0.875% per annum
Conversion Premium: 27.5%
Last Sale (11/9/2006): $39.50
Conversion Price: $50.36
Conversion Rate: 19.8560*

1

Conversion Rate Cap: As set forth under the caption “Conversion Rate — Conversion Procedures” of the preliminary prospectus, a cap (the beneficial conversion cap) equal to 25.3164 for adjustments to the conversion rate, subject to the adjustments identified in the preliminary prospectus.
* Subject to anti-dilution adjustments.
Contingent Conversion Trigger: $65.47 (130% of the initial conversion price per share of common stock).
Conversion Rights: A holder may convert its notes only under the circumstances described in the preliminary prospectus under “Description of Notes — Conversion Rights,” including at any time on and after 10/15/13 through the close of business on the business day preceding the maturity date.
Interest Pay Dates: 5/15 & 11/15 beginning 5/15/07.
Make Whole Premium Upon Certain Fundamental Changes: In the event of certain fundamental changes, a holder may elect to convert its notes in connection with such fundamental change, and General Cable will pay a make whole premium by increasing the conversion rate applicable to such notes. If the stock price on the effective date of such fundamental change transaction is less than $39.50 per share or greater than $120.00 per share, no adjustment to the conversion rate will be made.
Make Whole Premium (Increase in Applicable Conversion Rate)

Stock Price on	Effective Date
Effective Date	11/15/06*	11/15/07	11/15/08	11/15/09	11/15/10	11/15/11	11/15/12	11/15/13
$39.50	5.4604	5.4604	5.4604	5.4604	5.4604	5.4604	5.4604	5.4604
45.00	4.2404	4.3015	4.3320	4.3046	4.2061	3.9772	3.4891	2.3662
50.00	3.4331	3.4477	3.4294	3.3491	3.1912	2.8922	2.3095	0.1440
60.00	2.3431	2.3079	2.2401	2.1130	1.9114	1.5833	1.0194	0.0000
70.00	1.6671	1.6125	1.5282	1.3931	1.1960	0.9047	0.4634	0.0000
80.00	1.2230	1.1622	1.0778	0.9523	0.7779	0.5376	0.2215	0.0000
90.00	0.9195	0.8589	0.7798	0.6687	0.5204	0.3309	0.1118	0.0000
100.00	0.7037	0.6465	0.5759	0.4791	0.3570	0.2094	0.0634	0.0000
110.00	0.5459	0.4941	0.4314	0.3496	0.2491	0.1346	0.0395	0.0000
120.00	0.4280	0.3812	0.3272	0.2577	0.1753	0.0887	0.0262	0.0000
(No make whole premium shares below $39.50 or above $120.00)

*	The original issue date of the notes.
Convertible Note Hedge and Warrant Transactions:
We have entered into convertible note hedges with Merrill Lynch International, Credit Suisse
International and Wachovia Bank, National Association. The convertible note hedges are comprised of purchased call options and sold warrants. The purchased call options are expected to reduce our exposure to potential dilution upon the conversion of the notes. We also entered into warrant transactions with Merrill Lynch International, Credit Suisse International and Wachovia Bank,
National Association. The sold warrants have an exercise price that is 92.4% higher than the closing price of our common stock on the date of this Term Sheet.
Capitalization:
The following table sets forth General Cable’s capitalization as of September 29, 2006 on:

2

•	an actual basis; and

•	on an as adjusted basis to reflect the sale of the notes and the use of proceeds therefrom as described in the “Use of Proceeds” section above, after deducting $8.1 million for the underwriters’ estimated discounts and our estimated offering expenses but assuming no exercise of the underwriters’ over-allotment option.
     This table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements, including all related notes, incorporated by reference in the preliminary prospectus. See the “Incorporation of Certain Documents by Reference” section of the preliminary prospectus.

	As of September 29, 2006
	Actual	As Adjusted
	(unaudited, in millions)
Cash and cash equivalents	$80.4	$286.8

Debt:
Senior secured credit facility(1)(2)	61.3	—
Spanish secured term loan	35.3	35.3
Other secured debt	23.1	23.1
Senior notes due 2010	285.0	285.0
Senior convertible notes due 2013 being offered hereby	—	315.0
Other debt	44.9	44.9

Total debt	$449.6	$703.3

Shareholders’ equity:
Preferred stock, $0.01 par value; 25,000,000 shares authorized:
Series A redeemable convertible preferred stock; 2,070,000 shares authorized; issued and outstanding	$5.1	$5.1
Common stock, $0.01 par value; 75,000,000 shares authorized; issued and outstanding shares: 51,439,709 shares actual and as adjusted (net of 4,999,035 treasury shares actual and as adjusted)(3)	0.6	0.6
Additional paid-in capital	276.0	275.5
Treasury stock	(53.0)	(53.0)
Retained earnings	203.5	203.5
Accumulated other comprehensive income	7.0	7.0

Total shareholders’ equity	439.2	438.7

Total capitalization	$888.8	$1,142.0

(1)	The as adjusted amount assumes that $61.4 million is used to repay outstanding principal and interest under the senior secured credit facility, which amounts may be reborrowed. See “Use of Proceeds” above.

(2)	Excludes $31.7 million of letters of credit outstanding under the senior secured credit facility.

(3)	Excludes (i) an aggregate of approximately 1.6 million shares of common stock issuable upon the exercise of outstanding stock options; (ii) approximately 510,000 shares of common stock that may be received upon General Cable’s conversion of outstanding Series A preferred stock; and (iii) shares of common stock that may be received upon conversion of the notes being offered in the offering.
Trade Date: 11/9/06
Settlement Date: 11/15/06
CUSIP: 369300AD0

3

SCHEDULE C
GUARANTORS
GENCA CORPORATION
GENERAL CABLE INDUSTRIES, INC.
GENERAL CABLE INDUSTRIES LLC
GENERAL CABLE MANAGEMENT LLC
GENERAL CABLE OVERSEAS HOLDINGS, INC.
GENERAL CABLE TECHNOLOGIES CORPORATION
GENERAL CABLE TEXAS OPERATIONS L.P.
GK TECHNOLOGIES, INCORPORATED
DIVERSIFIED CONTRACTORS, INC.
MARATHON MANUFACTURING HOLDINGS, INC.
MARATHON STEEL COMPANY
MLTC COMPANY

1

SCHEDULE D
SIGNIFICANT SUBSIDIARIES
GK Technologies, Inc.
General Cable Industries, Inc.
General Cable Company
General Cable New Zealand Limited
General Cable de Latinoamérica, S.A.
General Cable Holdings (Spain), S.R.L.
Grupo General Cable Sistemas, S.A.
General Cable Celcat Energía e Telecomunicaciones S.A.

1

SCHEDULE E
ISSUER GENERAL USE FREE WRITING PROSPECTUS
•	Final Term Sheet to be filed with the SEC, which will include all the terms listed on Schedule B

1

SCHEDULE F
LIST OF PERSONS SUBJECT TO LOCK-UP
Gregory B. Kenny
Christopher F. Virgulak
Robert J. Siverd
Gregory E. Lawton
Craig P. Omtvedt
John E. Welsh, III
Robert L. Smialek

1

Exhibit A-1
FORM OF OPINION OF ROBERT J. SIVERD, EXECUTIVE VICE PRESIDENT AND GENERAL
COUNSEL TO THE COMPANY
TO BE DELIVERED PURSUANT TO
SECTION 5(b)
     (i) The Company and each of the Guarantors have been duly incorporated and are validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization.
     (ii) The Company and the Guarantors have corporate (or similar organizational) power and authority to own, lease and operate their properties and to conduct their businesses as described in the Prospectus and to enter into and perform their respective obligations under the Purchase Agreement.
     (iii) The Company and the Guarantors are duly qualified as foreign corporations, or otherwise, as applicable, to transact business and are in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.
     (iv) The authorized, issued and outstanding capital stock of the Company as of September 29, 2006 is as set forth in the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to the Purchase Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.
     (v) Each Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement (a) all of the issued and outstanding capital stock or equity interests (as applicable to its form) of each Subsidiary has been duly authorized and validly issued, is fully paid and non assessable and (b) to my knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock or equity interests (as applicable to its form) of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.
     (vi) The Purchase Agreement has been duly authorized, executed and delivered by the Company and the Delaware Guarantors.

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     (vii) The documents incorporated by reference in the Prospectus (other than the financial statements and notes thereto and supporting schedules, or other financial information and data included therein or incorporated by reference therein or omitted therefrom, as to which I express no opinion), when they became effective or were filed with the Commission, and in the case of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and the Company’s Quarterly Reports on Form 10-Q filed thereafter, when they were filed as amended, as the case may be, complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act , as applicable, and the rules and regulations of the Commission thereunder.
     (viii) Except as disclosed or incorporated by reference into the Prospectus, to my knowledge, there is not pending or threatened in writing any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder.
     (ix) The execution, delivery and performance of the Purchase Agreement, the Indenture and the Securities and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use Of Proceeds” and the issuance of the shares of Common Stock issuable upon conversion of the Securities) and compliance by the Company and the Guarantors with their respective obligations under the Purchase Agreement, the Indenture and the Securities do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xv) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the amended and restated certificate of incorporation or the amended and restated by laws of the Company or the charter or bylaws of any of its subsidiaries or any existing applicable law, rule or regulation, or any judgment, order or decree known to such counsel or any government, governmental or regulatory instrumentality or agency or court, having jurisdiction over the Company or any subsidiary or any of their properties or assets.
     (x) All descriptions in the Registration Statement of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.
     In the course of representing the Company in connection with the Original Registration Statement, the Registration Statement, the Prospectus and the General Disclosure Package, I participated in discussions with officers and other representatives of the Company and representatives of the Underwriters at which discussions the contents of the Original Registration Statement, the Registration Statement, the Prospectus and the General Disclosure Package and related matters were discussed and,

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although I have not independently verified, am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Original Registration Statement, the Registration Statement, the Prospectus and the General Disclosure Package, on the basis of the foregoing (it being understood that I express no view or belief as to the Trustee’s Statement of Eligibility on Form T-1 (the “Form T-1”)), the financial statements, including the notes thereto and supporting schedules, or other financial information and data included in, incorporated by reference into or omitted from the Original Registration Statement, the Registration Statement, the Prospectus and the General Disclosure Package), nothing has come to my attention that would lead me to believe that (a) the Original Registration Statement or any amendment thereto, at the time such Original Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (b) the Registration Statement, including the Rule 430B Information, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (c) the Prospectus or any amendment or supplement thereto, at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (d) the General Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading. With respect to statements contained in the General Disclosure Package, any statement contained in any of the constituent documents shall be deemed to be modified or superseded to the extent that any information contained in subsequent constituent documents modifies or replaces such statement.
     In rendering such opinion and belief, such counsel may rely (A) as to matters involving the application of the laws of Arizona, upon the opinions of Fennemore Craig, P.C., special counsel to the Company and Marathon Steel Company (which opinion shall be dated and furnished to the Representatives at the Closing Time, shall be satisfactory in form and substance to counsel for the Underwriters and shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them), provided that counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying upon such opinion, and (B), as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

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Exhibit A-2
FORM OF OPINION OF BLANK ROME LLP, SPECIAL COUNSEL TO THE COMPANY
TO BE DELIVERED PURSUANT TO
SECTION 5(b)
     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.
     (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.
     (iii) The authorized capital stock of the Company as of September 29, 2006 is as set forth in the Prospectus in the column entitled “Actual” under the caption “Capitalization.”
     (iv) The Purchase Agreement has been duly authorized, executed and delivered by the Company and the Non-Arizona Guarantors.
     (v) The Indenture has been duly authorized, executed and delivered by the Company and the Non-Arizona Guarantors and (assuming the due authorization, execution and delivery thereof by the Trustee and the Arizona Guarantors) constitutes a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
     (vi) The Notes are in the form contemplated by the Indenture, have been duly authorized and executed by the Company and, when authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee), and when issued and delivered against payment of the purchase price therefor will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture.
     (vii) The Non-Arizona Guarantees are in the form contemplated by the Indenture and have been duly authorized and executed by the Non-Arizona Guarantors and the Guarantees, when authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee), and when issued and delivered against payment of the purchase price therefor will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except

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as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture.
     (viii) Upon issuance and delivery of the Securities in accordance with the Purchase Agreement and the Indenture, the Securities shall be convertible for shares of Common Stock in accordance with the terms of the Securities and the Indenture; the shares of Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action; such shares, when issued upon such conversion, will be validly issued and will be fully paid and non-assessable.
     (ix) The issuance of the shares of Common Stock upon conversion of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company under the Delaware General Corporation Law, the Company’s amended and restated certificate of incorporation or amended and restated bylaws or any agreement to which the Company is a party and to which we have knowledge.
     (x) The Indenture has been duly qualified under the 1939 Act.
     (xi) The Securities and the Indenture conform as to legal matters in all material respects to the descriptions thereof contained in the Prospectus.
     (xii) The Registration Statement has become effective under the 1933 Act; any required filing of each prospectus relating to the Securities (including the Prospectus) pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.
     (xiii) The Registration Statement, including without limitation the Rule 430B Information, the Prospectus, each amendment or supplement to the Registration Statement and the Prospectus as of their respective effective or issue dates (including without limitation each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations), (but excluding the Trustee’s Statement of Eligibility on Form T-1 (the “Form T-1”), and the documents incorporated by reference into and the financial statements, including the notes thereto and supporting schedules, or other financial information and data included in, or incorporated by reference into or omitted from the Registration Statement, amendment, supplement or Prospectus, all as to which we express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.
     (xiv) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the amended and restated certificate of incorporation and amended and restated by-laws of the Company and the requirements of the New York Stock Exchange.
     (xv) Except as disclosed or incorporated by reference into the Prospectus to our knowledge, there is not pending or overtly threatened in writing any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any Guarantor is subject, before or brought by any court or governmental agency or body, domestic or foreign, which would result in a Material Adverse Effect, or which would materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company or any Guarantor of its obligations thereunder.

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     (xvi) The information in the Prospectus under “Description of Capital Stock”, “Description of Notes” and “Material U.S. Federal Income Tax Considerations” and in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters, the Company’s amended and restated certificate of incorporation and amended and restated by-laws, or legal conclusions, has been reviewed by us and is correct in all material respects; and our opinion set forth under “Material U.S. Federal Income Tax Considerations” is confirmed.
     (xvii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations and the qualification of the Indenture under the 1939 Act, which have been obtained, or as may be required under the securities or blue sky laws of the various states as to which we express no opinion) is necessary or required in connection with the authorization, execution and delivery of the Purchase Agreement or the execution, delivery or performance of the Indenture by the Company and the Non-Arizona Guarantors or for the offering, issuance, sale or delivery of the Securities and the issuance of shares of Common Stock upon conversion of Securities.
     (xviii) The execution, delivery and performance of the Purchase Agreement, the Indenture and the Securities and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use Of Proceeds” and the issuance of the shares of Common Stock issuable upon conversion of the Securities) and compliance by the Company and the Non-Arizona Guarantors with their respective obligations under the Purchase Agreement, the Indenture and the Securities do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xiv) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any provision of any agreement or instrument which is listed as an exhibit to the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2005 or the Company’s Quarterly Reports on Form 10-Q, as amended, or Current Reports on Form 8-K filed thereafter (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by laws of the Company or any Non-Arizona Guarantor, or any applicable federal, state or local law, statute, rule or regulation which we in our experience, believe are generally applicable to the Company and the Non-Arizona Guarantors and the transactions contemplated by the Purchase Agreement, or any judgment, order, writ or decree, known to us.
     (xix) None of the Company, General Cable Industries, Inc., or any other Guarantor is required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will be required, to register as an “investment company” under the 1940 Act.
     In the course of representing the Company in connection with the Original Registration Statement, the Registration Statement, the Prospectus and the General Disclosure Package, we participated in discussions with officers and other representatives of the Company and representatives of the Underwriters at which discussions the contents of the Original Registration Statement, the Registration Statement, the Prospectus and the General Disclosure Package and related matters were discussed and, although we have not independently verified, are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Original Registration Statement, the Registration Statement, the Prospectus and the General Disclosure Package except to the extent of the opinion in paragraph (xvi) above, on the basis of the foregoing (it being understood that we express no view or belief as to the Form T-1, the financial statements, including the

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notes thereto and supporting schedules, or other financial information and data included in, incorporated by reference into or omitted from the Original Registration Statement, the Registration Statement, the Prospectus and the General Disclosure Package), nothing has come to our attention that would lead us to believe that (a) the Original Registration Statement or any amendment thereto, at the time such Original Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (b) the Registration Statement, including the Rule 430B Information, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (c) the Prospectus or any amendment or supplement thereto, at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (d) the General Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading. With respect to statements contained in the General Disclosure Package, any statement contained in any of the constituent documents shall be deemed to be modified or superseded to the extent that any information contained in subsequent constituent documents modifies or replaces such statement.
     In rendering such opinion and belief, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

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Exhibit A-3
FORM OF OPINION OF FENNEMORE CRAIG, P.C.,
SPECIAL ARIZONA COUNSEL TO THE COMPANY
AND MARATHON STEEL COMPANY (“GUARANTOR”)
TO BE DELIVERED PURSUANT TO SECTION 5(b)
     (i) Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Arizona.
     (ii) Guarantor has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.
     (iii) The Purchase Agreement has been duly authorized, executed and delivered by Guarantor.
     (iv) The Indenture has been duly authorized, executed and delivered by Guarantor.
     (v) The Guarantee has been duly authorized by Guarantor and, assuming that the Notes have been duly authenticated by the Trustee in the manner described in its certificate delivered to you today (which fact we have not determined by an inspection of the Notes), the Guarantee has been duly executed, issued and delivered by Guarantor.
     (vi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Arizona court or Arizona governmental authority or agency (other than as may be required under the securities or blue sky laws of Arizona, as to which we express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or the due execution, delivery or performance of the Indenture by Guarantor or for the offering, issuance, sale or delivery of the Securities.
     (vii) The execution, delivery and performance of the Purchase Agreement, the Indenture, the execution and delivery of the Guarantee and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement (including the issuance and sale of the Guarantee and the use of the proceeds from the sale of the Guarantee as described in the Prospectus under the caption “Use Of Proceeds”) and compliance by Guarantor with its obligations under the Purchase Agreement, the Indenture and the Securities will not result in any violation of the provisions of the charter or by laws of Guarantor, or any applicable Arizona law, statute, rule or regulation which we, in our experience, believe is generally applicable to Guarantor and the transactions, or any Arizona judgment, order, writ or decree, known to us, of any Arizona government instrumentality or court having jurisdiction over the Guarantor or any of its properties, assets or operations.

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FORM OF LOCK-UP PURSUANT TO SECTION 5(i)
Exhibit B
•, 2006
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated,
Credit Suisse Securities (USA) LLC
Banc of America Securities LLC
UBS Investment Bank LLC
Wachovia Capital Markets, LLC
c/o Merrill Lynch & Co.
              Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated
4 World Financial Center
New York, New York 10080
Re: Proposed Sale of Convertible Securities by General Cable Corporation
Dear Sirs:
     The undersigned, an officer and/or director of General Cable Corporation, a Delaware corporation (the “Company”), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Credit Suisse Securities (USA) LLC (“Credit Suisse,”), Banc of America Securities LLC, UBS Investment Bank LLC, and Wachovia Capital Markets, LLC, for whom Merrill Lynch and Credit Suisse are acting as representatives (in such capacity, the “Representatives”), propose to enter into a Purchase Agreement (the “Purchase Agreement”) with the Company providing for the public offering of $315,000,000 aggregate principal amount of the Company’s Senior Convertible Notes due 2013 (the “Securities”). In recognition of the benefit that such an offering will confer upon the undersigned as an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 90 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock, par value $.01 per share (the “Common Stock”), or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities or any securities convertible into or exchangeable for Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.
     Notwithstanding the foregoing, if:

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     (1) during the last 17 days of the 90-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or
     (2) prior to the expiration of the 90-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day lock-up period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.
     The undersigned hereby acknowledges and agrees that written notice of any extension of the 90-day lock-up period pursuant to the previous paragraph will be delivered by the Representatives to the Company (in accordance with Section 12 of the Purchase Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 90-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 90-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.
     Notwithstanding the foregoing, nothing contained in this lock-up agreement shall prohibit the undersigned from effecting any of the foregoing transactions:
     (1) any transaction involving, including any repurchase, redemption or conversion of, the Notes;
     (2) any transaction involving any repurchase, redemption or conversion of the Preferred Stock;
     (3) when taken together with similar transactions effected by all other executive officers and directors of the Company who are subject to substantially similar lock-up agreements in connection with the offer and sale of the Securities, the exercise of outstanding options, warrants or other rights to purchase Common Stock, up to in the aggregate 500,000 shares of Common Stock, and the sale by such persons of such shares of Common Stock;
     (4) the receipt by the undersigned from the Company of any option, warrant or other right to purchase Common Stock, or other equity awards expressed in shares of Common Stock, granted under any of the Company’s equity incentive or compensation plans;
     (5) transactions in Common Stock effected under any of the Company’s retirement, savings, deferred compensation or excess benefit plans;
     (6) if the undersigned is a director of the Company, the acquisition of Common Stock by the undersigned, either through (A) the deferral of retainer fees paid or payable to such directors pursuant to the Company’s stated director compensation

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policies and procedures, or (B) payments to the undersigned in shares of Common Stock from any of the Company’s deferred compensation plans, which payments arose from previously deferred director retainer fees; and
     (7) the vesting of shares of Common Stock pursuant to awards of restricted stock that were outstanding on the date of this Agreement, including the sale of Common Stock subject to such awards by the undersigned solely to make estimated income tax payments with respect thereto.

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Very truly yours,

Signature:

Print Name:

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